                   GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
        RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND MINORITY INTEREST

                                                                                             Years Ended December 31,
                                                                                          -----------------------------
                                                                                             2001               2000
                                                                                          ----------         ----------
Fixed charges (excluding interest on deposits):
-----------------------------------------------

Interest on borrowings                                                                    $1,775,620         $2,030,591
Total fixed charges (excluding interest on deposits)                                       1,775,620          2,030,591
Rent interest factor                                                                          13,445             13,027
Income before income taxes, minority interest, extraordinary item
     and cumulative effect of change in accounting principle                                 733,065            674,325
Earnings                                                                                   2,522,130          2,717,943
Fixed charges (excluding interest on deposits)                                             1,789,065          2,043,618
Minority interest                                                                             30,125            190,064
Combined fixed charges (excluding interest on deposits) and minority interest              1,819,190          2,233,682
Ratio of earnings to combined fixed charges (excluding interest on deposits)
     and minority interest                                                                      1.39 x             1.22 x

Fixed charges (including interest on deposits):
-----------------------------------------------

Interest on deposits                                                                      $  831,538         $  928,407
Interest on borrowings                                                                     1,775,620          2,030,591
Total fixed charges (including interest on deposits)                                       2,607,158          2,958,998
Rent interest factor                                                                          13,445             13,027
Income before income taxes, minority interest, extraordinary item
     and cumulative effect of change in accounting principle                                 733,065            674,325
Earnings                                                                                   3,353,668          3,646,350
Fixed charges (including interest on deposits)                                             2,620,603          2,972,025
Minority interest                                                                             30,125            190,064
Combined fixed charges (including interest on deposits) and
     minority interest                                                                     2,650,728          3,162,089
Ratio of earnings to combined fixed charges (including interest on deposits)
     and minority interest                                                                      1.27 x             1.15 x

                   GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
        RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND MINORITY INTEREST

                                                                                             Years Ended December 31,
                                                                                   ---------------------------------------------
                                                                                      1999             1998              1997
                                                                                   ----------       ----------        ----------
Fixed charges (excluding interest on deposits):
-----------------------------------------------

Interest on borrowings                                                             $1,578,096       $1,028,433        $  751,432
Total fixed charges (excluding interest on deposits)                                1,578,096        1,028,433           751,432
Rent interest factor                                                                   12,969            9,060             7,857
Income before income taxes, minority interest, extraordinary item
     and cumulative effect of change in accounting principle                          669,272          402,264           238,398
Earnings                                                                            2,260,337        1,439,757           997,687
Fixed charges (excluding interest on deposits)                                      1,591,065        1,037,493           759,289
Minority interest                                                                     162,074          110,527           102,135
Combined fixed charges (excluding interest on deposits) and minority interest       1,753,139        1,148,020           861,424
Ratio of earnings to combined fixed charges (excluding interest on deposits)
     and minority interest                                                               1.29 x           1.25 x            1.16 x

Fixed charges (including interest on deposits):
-----------------------------------------------

Interest on deposits                                                               $  888,286       $  791,112        $  746,985
Interest on borrowings                                                              1,578,096        1,028,433           751,432
Total fixed charges (including interest on deposits)                                2,466,382        1,819,545         1,498,417
Rent interest factor                                                                   12,969            9,060             7,857
Income before income taxes, minority interest, extraordinary item
     and cumulative effect of change in accounting principle                          669,272          402,264           238,398
Earnings                                                                            3,148,623        2,230,869         1,744,672
Fixed charges (including interest on deposits)                                      2,479,351        1,828,605         1,506,274
Minority interest                                                                     162,074          110,527           102,135
Combined fixed charges (including interest on deposits) and
     minority interest                                                              2,641,425        1,939,132         1,608,409
Ratio of earnings to combined fixed charges (including interest on deposits)
     and minority interest                                                               1.19 x           1.18 x            1.08 x